1
Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to

the incorporation by reference in the Registration Statement on Form S-3D (Registration

No. 333-20683) and the
Registration Statements on Form S-8 (Registration Nos. 333-36693

and 333-256134) of Capital City Bank Group, Inc. (the
Company) of our report dated March 1, 2023 (December 22, 2023, as to the effects of the restatement discussed in Note 1), on our
audits of the consolidated financial statements of the Company as of December

31, 2022 and 2021, and for each of the years in the
two-year period ended December 31, 2022, which report is included in this Annual Report on Form 10-K/A.

We also consent to the
incorporation by reference of our report dated March 1, 2023 (December

22, 2023, as to the material weakness), on our audit of the
internal control over financial reporting of the Company as of December 31,

2022, which report is included in this Annual Report on
Form 10-K/A.
FORVIS, LLP (Formerly,

BKD, LLP)
Little Rock, Arkansas
December 22, 2023